Exhibit 99.1

PERRY ELLIS INTERNATIONAL ANNOUNCES CFO’S RESIGNATION AND AND APPOINTMENT OF INTERIM CFO

MIAMI—Nov. 3, 2004—Perry Ellis International, Inc. (NASDAQ: PERY) announced today the appointment of George Pita as interim Chief Financial Officer. On November 1, 2004, Timothy B. Page, the Company’s Chief Financial Officer, submitted his resignation to pursue another opportunity. Mr. Page will remain with the Company until December 2004.

Mr. Pita has been with Perry Ellis International since April 2002 and was appointed Senior Vice President of Finance and Controller in April 2004. In this role, Mr. Pita has been responsible for all corporate accounting and budgeting functions. Prior to that, he served as Senior Vice President of Strategic Planning and Administration, where he was and continues to be responsible for the Company’s green grass, corporate wear, retail business and planning operations. Previously, he had served Sunglass Hut International in a variety of financial and operational positions including Chief Financial Officer. Mr. Pita graduated magna cum laude from the University of Miami in 1983 with a bachelor’s degree of Business Administration and has been a CPA since 1984.

“We are pleased that George has agreed to accept this position. His experience as a Chief Financial Officer of a public company and his familiarity with Perry Ellis assures continuity. We will initiate a search for a Chief Financial Officer and will certainly consider George for this position on a permanent basis,” said Perry Ellis International Chairman and CEO George Feldenkreis.

“We want to thank Tim for his service to Perry Ellis International. He helped guide the company through a period of extraordinary growth, including our successful acquisition and integration of the Salant Corporation. We wish Tim the best in his new endeavor,” said Mr. Feldenkreis.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories, and fragrances, including dress and casual shirts, golf sportswear, sweaters, dress and casual pants and shorts, jeans wear, active wear and men’s and women’s swimwear to all major levels of retail distribution. The company, through its wholly owned subsidiaries, owns a portfolio of highly recognized brands including Perry Ellis(R), Jantzen(R), Cubavera(R), Munsingwear(R), John Henry(R), Original Penguin(R), Grand Slam(R), Natural Issue(R), Penguin Sport(R), the Havanera Co.(R), Axis(R), and Tricots St. Raphael(R). The company also licenses trademarks from third parties including Nike(R) and Tommy Hilfiger(R) for swimwear, PING(R) and PGA Tour(R) for golf apparel and Ocean Pacific(R) for men’s sportswear. Additional information on the company is available at http://www.pery.com.

Safe Harbor Statement

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The actual results of Perry Ellis could differ materially from those expressed or indicated by forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, a significant decrease in business from or loss of any of Perry Ellis’ major customers, the effectiveness of Perry Ellis’ planned advertising, marketing and promotional campaigns, the ability of Perry Ellis to contain costs, disruption in the supply chain, general economic conditions, Perry Ellis’ future capital needs and ability to obtain financing, changes in fashion trends and consumer acceptance of both new designs and newly introduced products, ability to predict consumer preferences, anticipated trends and conditions in Perry Ellis’ industry, including future consolidation, the seasonality of Perry Ellis’ swimwear business, termination or non-renewal of any material license agreements to which Perry Ellis is a party, ability to integrate businesses, trademarks, trade names and licenses, including Salant, the level of consumer spending for apparel and other merchandise, exposure to foreign currency risk, possible disruption in commercial activities due to terrorist activity and armed conflict and other factors, including those set forth in Perry Ellis’ filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. Any forward-looking statements speak only as of the day hereof and Perry Ellis disclaims any intent or obligation to update the same.

Contact:

Rosemary Trudeau

Rosemary.trudeau@pery.com

305 873 1294